UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2014

Immunomedics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 American Road, Morris Plains, New Jersey	07950
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (973) 605-8200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 7, 2014, Immunomedics, Inc., a Delaware corporation (the "Company"), issued a press release announcing that the Company has completed its previously announced sale of an aggregate of 9,000,000 shares of common stock pursuant to the Company's existing shelf registration statement (File No. 333-184377) on Form S-3. The Company received total proceeds of approximately $28,025,000, based on a public offering price of $3.35 per share, after deducting the underwriting discounts and commissions and estimated expenses related to the offering payable by the Company. Wells Fargo Securities, LLC and Jefferies LLC served as the joint book-running managers.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated May 7, 2014.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immunomedics, Inc. (Registrant)
May 7, 2014 (Date)	/s/ CYNTHIA L. SULLIVAN Cynthia L. Sullivan President and Chief Executive Officer